Exhibit 99-3
                                                                    ------------


                               JARDEN CORPORATION
                            555 Theodore Fremd Avenue
                               Rye, New York 10580


                                                         January 9, 2004


Mr. Gino N. Pala
c/o Dixon Ticonderoga Company
195 International Parkway
Heathrow, FL 32746

     Re: Option to Purchase 440,000 Shares of Common Stock
         -------------------------------------------------

Dear Gino:

     As you are aware, Jarden Corporation (the "Buyer") has entered into a letter agreement (the "Exclusivity Agreement") with Dixon Ticonderoga Company (the "Company") dated as of even date herewith, pursuant to which, among other things, the Company granted to the Buyer the exclusive right to negotiate with the Company regarding a potential transaction involving the Company. It is a condition to the Buyer entering into the Exclusivity Agreement and committing the resources and incurring the expenses contemplated thereby that you agree to enter into this agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Exclusivity Agreement.

Option
------

     By signing below, you hereby grant to Buyer and/or its affiliates or designees the irrevocable right and option (the "Option") to purchase from you 440,000 shares of common stock, $1 par value per share, of the Company (the "Option Shares") at a price per share equal to $5.00 (the "Share Price"), payable in immediately available funds, subject to the terms and conditions set forth herein. The Option may be exercised by Buyer at any time during the period commencing on the date hereof and expiring at 6:00 p.m., New York City time, six months after the Termination Date (the "Expiration Date"), so long as the Company has during that period entered into a Acquisition Agreement for the consummation of a Transaction or a Takeover Proposal (a "Vesting Event"). To exercise the Option, Buyer must deliver to you a written notice (the "Exercise Notice") of its intention to effect that exercise specifying the total number of Option Shares it wishes to purchase. Notwithstanding delivery of an Exercise Notice on or prior to the Expiration Date in accordance with the terms of this Agreement, the transfer and sale of the Option Shares to Buyer (or its designee) and the payment of the Share Price for each such share shall be subject to and conditioned upon the consummation of a Transaction or Takeover Proposal pursuant to such Acquisition Agreement (whether such consummation occurs prior to, on, or after the Expiration Date), and if such Acquisition Agreement shall be terminated without consummation of a Transaction or Takeover Proposal pursuant thereto, such Exercise Notice shall be void and of no further force and effect. The closing of the purchase of the Option Shares (the "Closing") will take place immediately prior to or simultaneously with the consummation of such Transaction or such other Takeover Proposal at the offices of Kane Kessler, PC, 1350 Avenue of the Americas, New York, NY, or at such other time and place as the parties may mutually agree. Notwithstanding the foregoing, if at any time following the Vesting Event you shall provide the Buyer with a written demand (the "Demand") that Buyer immediately exercise the Option, any portion of the Option not exercised at 6:00 p.m. on the fifteenth (15th) business day following Buyer's receipt of the Demand shall expire at such time.

Voting of Option Shares
-----------------------

     At any meeting of stockholder of the Company or in connection with any written consent of stockholders of the Company held pursuant to a definitive merger agreement (or other definitive documentation) (the "Definitive
Agreement") for a Transaction entered into prior to the Termination Date, however called, and at every adjournment thereof you agree to vote the Option Shares (i) in favor of the approval of the merger and/or any other transactions contemplated by the Definitive Agreement, and (ii) against any Takeover Proposal or other corporate action or resolution the consummation of which would frustrate the purposes, or prevent or delay the consummation, of any transactions contemplated by the Definitive Agreement.

Representations, Warranties and Covenants
-----------------------------------------

     In order to induce the Buyer to enter into this agreement, by signing below you represent and warrant to Buyer as follows, which representations shall be accurate as of the Closing and shall survive the Closing:

     1. You have the power and authority to execute, deliver and perform this agreement, which has been duly executed and delivered and constitutes your legal, valid and binding obligation, enforceable in accordance with its terms.

     2. Your execution and performance of this agreement does not violate any law or regulation, or any agreement to which you are a party or to which the Option Shares are subject.

     3. You are the sole legal and beneficial owner and have good title to the Option Shares. There exists no liens, claims, pledges, options, proxies, voting agreements, charges, restrictions or encumbrances of any kind (collectively, a "Lien") affecting the Options Shares. At the Closing you will transfer and sell the Option Shares to Buyer, which will acquire, good and marketable title to the Option Shares free of any Liens.

     4. The Option Shares are, and when acquired by Buyer or its designee will be, fully paid and non-assessable.

     5. There are no actions, suits, proceedings or claims pending or, to your knowledge, threatened with respect to or in any manner affect your ownership of the Option Shares.

     In order to induce you to enter into this agreement, the Buyer represents and warrants to you as follows, which representations shall be accurate as of the Closing and shall survive the Closing:

     1. Buyer has the power and authority to execute, deliver and perform this agreement, which has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     2. Buyer's execution and performance of this agreement does not violate any law or regulation, or any agreement to which its a party.

     3. Neither the Buyer nor any of its affiliates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof) any shares of capital stock of the Company (other than the Option Shares).

Miscellaneous
-------------

     This agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, among the parties hereto with respect to the subject matter hereof. This agreement may only be amended in a writing signed by each of the parties hereto. The parties shall agree to execute such additional documents and take such further steps following the Closing as either party may reasonably request to effectuate the transaction contemplated by this agreement. All notices and other communications under this agreement shall be made to the party entitled to receive the same at such party's address noted above. Notice and communications to the Buyer shall be addressed to the attention of its Chairman and CEO. Nothing expressed or implied in this agreement is intended, or shall be construed, to confer upon or give any party other than the Buyer and you any rights or remedies under or by reason of this agreement.

     Each party hereto (in such capacity an "Indemnifying Party") shall indemnify, defend and hold harmless the other party hereto (in such capacity an "Indemnified Party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities (including, without limitation, reasonable attorneys' fees and expenses) suffered by the Indemnified Party and resulting from or arising in connection with any false or incorrect representation or warranty made by the Indemnifying Party herein, or the breach by the Indemnifying Party of its covenants and agreements hereunder. The parties' obligations pursuant to his paragraph shall survive the termination of this agreement.

     Each party shall bear its own expenses.

     This agreement shall be governed by, construed and enforced under the laws of the State of Delaware.

     This agreement may be executed in any number of counterparts and via facsimile, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same agreement.

     If this letter accurately reflects your understanding, kindly confirm your acceptance by signing this letter in the space provided.

                                    Very truly yours,

                                    By:  /s/ Jim Lillie
                                        --------------------
                                      Name:  Jim Lillie
                                     Title:  President

Accepted and agreed:
Gino N. Pala


  /s/  Gino N. Pala
---------------------------

Date: January 9, 2004